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                                                                      EXHIBIT 11
                      FISHER SCIENTIFIC INTERNATIONAL INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                   (unaudited)




PRIMARY EARNINGS PER SHARE WERE CALCULATED AS FOLLOWS:

                                                            Three Months Ended
                                                                 March 31,
                                                            -------------------
                                                              1997        1996
                                                            ---------  --------
Total income used for primary
  earnings per share                                        $    11.0  $    4.5
                                                            ---------  --------
                                                            ---------  --------

Average common shares
  outstanding                                                    20.2      16.4
Other                                                             0.6       0.4
                                                            ---------  --------
Average shares and equivalents                                   20.8      16.8
                                                            ---------  --------
                                                            ---------  --------

Primary earnings per share                                  $    0.53  $   0.27
                                                            ---------  --------
                                                            ---------  --------


FULLY DILUTED EARNINGS PER SHARE WERE CALCULATED AS FOLLOWS:

                                                             Three Months Ended
                                                                   March 31,
                                                            -------------------
                                                               1997       1996
                                                            ---------  --------
Net income                                                  $    11.0  $    4.5
Interest expense of
  Convertible Subordinated Notes,
  net of taxes                                                    --        1.1
                                                            ---------  --------
Total income used for fully
  diluted earnings per share                                $    11.0  $    5.6
                                                            ---------  --------
                                                            ---------  --------

Average common shares
  outstanding                                                    20.2      16.4
Common equivalent shares
  for Convertible Subordinated Notes                               --       3.6
Other                                                             0.6       0.4
                                                            ---------  --------
Average shares and equivalents                                   20.8      20.4
                                                            ---------  --------
                                                            ---------  --------
Fully diluted earnings per share                            $    0.53  $   0.27
                                                            ---------  --------
                                                            ---------  --------


Note:  Amounts may not calculate due to rounding.


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